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                                                                  Exhibit 99.(a)


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PCPC 411, INC.

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE


CUSIP 70453T 10 1


SEE REVERSE FOR

CERTAIN DEFINITIONS


THIS CERTIFIES THAT



is the owner of



FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR
VALUE OF $.01
PER SHARE OF


PC 411, INC.


transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

   This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.


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  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

SECRETARY        PRESIDENT


COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(NEW YORK, N.Y.)

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED OFFICER


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THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER
WHO SO
REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE,
PARTICIPATING,
OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS
OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR
RESTRICTIONS
OF SUCH PREFERENCES AND/OR RIGHTS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM A as tenants in common

 TEN ENT A as tenants by the entireties

 JT TEN A as joint tenants with right of

     survivorship and not as tenants

              in common

UNIF GIFT MIN ACT A  Custodian

     (Cust)     (Minor)

          under Uniform Gifts to Minors

                 Act

        (State)

Additional abbreviations may also be used though not in the above list.


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FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE





(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)





  Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

  Attorney

to transfer the said shares on the books of the within named Company with full power of substitution in the premises.


Dated




THE SIGNATURE TO THE ASSIGNMENT FORM MUST CORRESPOND TO THE NAME
AS WRITTEN
UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR,
WITHOUT
ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED
BY A MEMBER OF
THE MEDALLION STAMP PROGRAM.


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No. W

REDEEMABLE CLASS A WARRANT CERTIFICATE FOR PURCHASE OF COMMON
STOCK




PC411, INC.


CUSIP 70453T 11 9

THIS CERTIFIES THAT FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Class A Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value ("Common Stock"), of PC411, INC., a Delaware corporation
(the "Company"), at any time between the Effective Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to PC411, INC.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated May , 1997, by and between the Company and the Warrant Agent. Copies of the Warrant



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Agreement are on file at the office of the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Upon thirty days prior written notice to the holder thereof, the Company has the right to reduce the Purchase Price and/or extend the term of the Warrants.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term "Effective Date" shall mean May  , 1998.

The term "Expiration Date" shall mean 5:00 p.m. (New York time on May  ,
2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.



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Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

This Warrant may be redeemed at the option of the Company, at a redemption price of $.01 per Warrant at any time after one (1) year from May , 1997 if, and only if, (i) the average closing bid price for any twenty consecutive trading days ending within five (5) days prior to the date of the notice of redemption of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or (ii) the last reported sale price for twenty consecutive trading days ending within five (5) days of the date of the notice of redemption on the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, equals or exceeds $8.75. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any principles or rules of conflicts of law.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Date:

PC411, INC.

By:

SECRETARY



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PRESIDENT

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY,

as Warrant Agent

By:It: Authorized Officer



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SUBSCRIPTION FORM

  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM A

TEN ENT A

JT TEN A


as tenants in common

as tenants by the entireties

as joint tenants with right

of survivorship and not as

tenants in common


UNIF GIFT MIN ACT A      Custodian

(Cust)     (Minor)

under Uniform Gifts to Minors

Act

 (State)



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Additional abbreviations may also be used though not in the above list.

To Be Executed by the Registered Holder in Order to Exercise Warrants


THE UNDERSIGNED REGISTERED HOLDER  hereby irrevocably elects to exercise
Warrants

represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of and be delivered to

(please insert taxpayer identification or other identifying number)









(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:







(Address)



(Date)



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(Taxpayer Identification Number)

Signature Guaranteed:

The undersigned represents that the exercise of the within Warrant was solicited by Biltmore Securities, Inc. If not solicited by Biltmore Securities, Inc., please write "unsolicited" in the space below. Unless otherwise indicated, it will be assumed that the exercise was solicited by Biltmore Securities, Inc.



(Write "Unsolicited" on above line if not solicited by Biltmore Securities, Inc.)

Dated:



Signature

SIGNATURE GUARANTEED

ASSIGNMENT


To Be Executed by the Registered Holder in Order to Assign Warrants


  FOR VALUE RECEIVED,              hereby sells, assigns and transfers unto

(please insert taxpayer identification or other identifying number)









(please print or type name and address)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints



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Attorney

to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



(Date)

SIGNATURE GUARANTEED

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST
CORRESPOND TO THE
NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY
PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND
MUST BE
GUARANTEED BY AN ELIGIBLE GRANTOR INSTITUTION WHICH IS A  PARTICIPANT
IN THE
SECURITIES TRANSFER ASSOCIATION PROGRAM.